UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    February 1, 2007
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                       Cherokee International Corporation
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             (Exact name of registrant as specified in its charter)


            Delaware                     000-50593                95-4745032
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 (State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)


2841 Dow Avenue, Tustin, California                                92780
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code      (714) 544-6665
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment  of  Principal  Officers;   Compensatory   Arrangements  of  Certain
Officers.

     On February 1, 2007, Kenneth Kilpatrick resigned from the board of directors (the "Board of Directors") of Cherokee International Corporation (the "Company"). Mr. Kilpatrick's decision to resign was not the result of any disagreement relating to the Company's operations, policies or practices.

     On February 1, 2007, the Board of Directors of the Company appointed Larry Schwerin to fill the vacancy on the Company's Board of Directors created by the resignation of Mr. Kilpatrick.

     Mr. Schwerin was granted a nonqualified stock option to purchase 10,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). The option has a per share exercise price equal to $4.40, the price per share of the Company's common stock as reported on the Nasdaq National Market as of the close of trading on February 1, 2007, and vests in four equal annual installments commencing on the anniversary of the date of the grant.

     Mr. Schwerin was appointed to the Audit Committee of the Board of Directors.

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  CHEROKEE INTERNATIONAL CORPORATION



Date: February 1, 2007            By:  /s/ Linster W. Fox
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                                  Name:    Linster W. Fox
                                  Title:   Executive Vice President,
                                           Chief Financial Officer and
                                           Secretary